UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

Pizza Inn Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri                                                      0-12919                                           45-3189287
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas                                                                           75056
(Address of principal executive offices)                                                                           (Zip Code)

Registrant’s telephone number, including area code (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2014, Pizza Inn Holdings, Inc. (the “Company”) announced the appointment of Timothy E. Mullany to become its Chief Financial Officer.  Mr. Mullany’s employment will commence on May 5, 2014, and he will assume the duties of principal financial officer immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2014.

Mr. Mullany, age 39, Mullany has since 2011 served as the Chief Financial Officer of Restaurants Unlimited, Inc., a food service company owning and operating over 20 brands.  From 2009 to 2011, he simultaneously served as Chief Financial Officer of Smashburger Master LLC and Consumer Capital Partners, which owned the Smashburger fast-casual and Quiznos quick-service restaurant concepts, respectively.  From 2007 to 2009, Mr. Mullany was the Chief Financial Officer of Global Portfolio Advisors, Ltd., a company providing an array of brokerage clearing services.  From 2004 to 2007, he served as the Chief Executive Officer of Mystic Entertainment Company, which owned and operated restaurant and entertainment venues, and briefly held the position of Chief Financial Officer for its parent company.  Previously, Mr. Mullany was a Senior Associate for Venture Capital at J.P. Morgan & Co. from 2000 to 2002, was an Investment Banking Analyst with Bank of America Merrill Lynch from 1999 to 2000, and was a Senior Associate at KPMG LLP from 1997 to 1999.  Mr. Mullany earned a Master of Business Administration degree from Columbia Business School in 2003 and a Bachelor of Science degree from Villanova University in 1997.  Mr. Mullany has no family relationship with any director or other executive officer of the Company. There are no transactions in which Mr. Mullany has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company has entered into an employment agreement with Mr. Mullany (the “Agreement”) confirming his at-will employment as Chief Financial Officer of the Company. The Agreement provides for a starting annual base salary of $275,000, a discretionary annual bonus commencing in fiscal 2015 targeted at 35% of base salary, and relocation expenses of up to $40,000.  Mr. Mullany will also be eligible to participate in the Company’s 2005 Employee Incentive Stock Option Plan (the “2005 Employee Plan”) and entitled to all other benefits offered by the Company to its employees.  Under the 2005 Employee Plan, Mr. Mullany will initially be granted incentive stock options to purchase 50,000 shares of the Company’s common stock and also be conditionally granted non-qualified options to purchase shares of the Company’s common stock in an amount equal to four times the number of shares he purchases prior to May 5, 2015, up to a maximum of 50,000 shares.  In each case, the stock options will be exercisable at the closing price of the Company’s common stock on May 5, 2014.  The stock option grants will vest 10%, 20%, 30% and 40% on the first four anniversaries of the grant date, respectively.  The Agreement also contains a covenant not to compete which precludes Mr. Mullany from engaging in the pizza restaurant business for a period of 12 months after the termination of his employment, as well as non-disclosure, non-solicitation and other common employment covenants.

ITEM 8.01	Other Events

The Company has issued a press release announcing Mr. Mullany’s appointment as its Chief Financial Officer, a copy of which is attached as an exhibit hereto.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter agreement dated April 7, 2014, between Pizza Inn Holdings, Inc. and Tim Mullany.

99.1	Pizza Inn Holdings, Inc. press release dated April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2014	By:	PIZZA HOLDINGS INN, INC. Randall E. Gier Randall E. Gier, President and Chief Executive Officer